August 26, 2010	EXHIBIT 99.1

EAGLE ROCK ENERGY PARTNERS, L.P. TO PARTICIPATE AT
UBS 2010 MLP ONE-ON-ONE CONFERENCE

HOUSTON -- Eagle Rock Energy Partners, L.P. (Nasdaq:EROC) (the "Partnership") announced today that Joseph A. Mills, Chief Executive Officer, and Jeffrey P. Wood, Chief Financial Officer, will present at the UBS 2010 MLP One-on-One Conference on Wednesday and Thursday, September 1-2, 2010.

The slideshow presentation will be available on September 1, 2010, on the Partnership’s website www.eaglerockenergy.com under Investor Relations -- Presentations.

About the Partnership
The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; and b) upstream, which includes acquiring, exploiting, developing, and producing hydrocarbons in oil and natural gas properties.

Contacts:

Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Senior Financial Analyst